IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF VIRGINIA
NORFOLK DIVISION

I/P Engine, Inc.,

Plaintiff / Counter Defendant.

Civil Action No: 2:11cv512

v.

AOL, Inc., et. al.,

Defendants / Counter Claimants.

RULE 16(b) SCHEDULING ORDER

Subject to any motions now pending, the parties having reported to the Court in accordance with Federal Rule of Civil Procedure (hereinafter "Rule") 26(f), the Court **ORDERS** as follows **(only the court, by order, may approve extensions of time)**:

1. **Trial** shall commence on **October 16, 2012, at 10.00 a.m.,** at Norfolk. Unless otherwise ordered by the court, the party intending to offer exhibits at trial shall place them in a binder, properly tabbed, numbered, and indexed, and the original and two (2) copies shall be delivered to the Clerk, with copies in the same form to the opposing party, one (1) business day before the trial. The submitting party may substitute photographs for demonstrative or sensitive exhibits.

2. The party having the burden of proof upon the primary issue to which potential Rule 702, 703 or 705 evidence is directed shall **identify expert witnesses** to be proffered upon such an issue by name, residence and business address, occupation and field of expertise on **June 18, 2012**. The disclosure outlined in Rule 26(a)(2)(B) shall be made on **July 18, 2012**. In addition to the disclosures required by Rule 26(a)(2)(B), the same disclosures shall be made on the same dates regarding all witnesses proffered by a party for the purpose of presenting evidence under Rules 702, 703 or 705 of the Federal Rules of Evidence, whose first direct contact with the case or the parties occurred subsequent to the filing of this action. Rule 702, 703 or 705 disclosures intended solely to respond to, contradict or rebut evidence on the same subject matter disclosed by another party pursuant to paragraph (a)(2)(B) of Rule 26, or pursuant to this order, shall be made on **August 20, 2012**. Any rebuttal disclosure by the party

bearing the initial burden of proof shall be made on **September 4, 2012**, and shall be limited as to source to expert witnesses previously identified. Further rebuttal to Rule 702, 703 or 705 evidence shall be permitted only by leave of court.

3. **Discovery** shall be commenced timely and, except as to expert witnesses, shall be completed by **the parties** on or before **September 4, 2012**. **"Completed"** means that interrogatories, requests for production, and requests for admission must be served at least thirty (30) days prior to the established completion date so that responses thereto will be due on or before the completion date. All subpoenas issued for discovery shall be returnable on or before the completion date. Unrepresented parties may request subpoenas of witnesses for depositions or trial, but such requests must be accompanied by a memorandum containing the name, address and purpose of the testimony of each witness and be approved in advance of issuance by a judge or magistrate judge of this court. Such approval shall not preclude any witness from contesting a summons. In accordance with Rule 5(d), depositions upon oral examination and upon written questions, interrogatories, requests for production, requests for admission, notices for depositions and production, requests for disclosure of expert information, expert information, disclosures, and answers and responses or objections to such discovery requests **shall not be filed** with the court until they are used in the proceeding, or ordered filed by the court. Discovery improperly submitted will be discarded by the clerk without notice to counsel. The party taking a deposition or obtaining material through discovery is responsible for its preservation and delivery to the court if sought to be used by any party or ordered filed.

4. All **discovery** of experts, and all **depositions** taken by the proponent of a witness for presentation in evidence in lieu of the appearance of the witness at trial, shall be concluded on or before **September 11, 2012**.

5. The **pretrial disclosures** required by Rule 26(a)(3) shall be **delivered** to all counsel and unrepresented parties on or before **September 19, 2012**, and filed with the Court at the final pretrial conference as part of the final pretrial order. Any objections to this disclosure shall be **delivered** to all counsel and unrepresented parties on or before **September 26, 2012**, and, if unresolved, will be heard at the final pretrial conference. The failure to **deliver** timely objections to Rule 26(a)(3) disclosures shall constitute a waiver of the right to object. Wherever **delivery** to counsel or unrepresented parties, as opposed to the Clerk, is required by this order, facsimile transmission or equivalent electronic transmission during

normal business hours on the due date, accompanied by simultaneous service by mail, shall be considered timely.

6. An **attorneys' conference** is scheduled in the office of counsel for plaintiff or, if the plaintiff is unrepresented, at the office of counsel for the defendant whose office is located closest to the courthouse at Norfolk on **September 28, 2012 at 2:00 p.m.** Counsel and unrepresented parties shall meet in person and confer for the purpose of reviewing the **pretrial disclosure** required by Rule 26(a)(3), preparing stipulations, and marking the exhibits to be included in the final pretrial order outlined in paragraph 7. With the exception of rebuttal or impeachment, any information required by Rule 26(a)(3) not timely disclosed, **delivered**, and incorporated in the proposed final pretrial order shall result in the exclusion of the witnesses, depositions, and exhibits which are the subject of such default.

7. A **final pretrial conference** shall be conducted on **October 5, 2012 at 10:00 a.m.**, at the courthouse in Norfolk, at which time trial counsel and unrepresented parties shall appear and be prepared to present for entry the proposed final pretrial order setting forth: (1) a stipulation of undisputed facts; (2) identification of documents, summaries of other evidence, and other exhibits in accordance with Rule 26 (a)(3)(A)(iii) to which the parties agree; (3) identification of Rule 26(a)(3)(A)(iii) materials sought to be introduced by each party to which there are unresolved objections, stating the particular grounds for each objection, and arranging for the presence of any such materials at this conference; (4) identification of witnesses in accordance with Rule 26(a)(3)(A)(i) indicating any unresolved objections to the use of a particular witness and the grounds therefor, and designating those witnesses expected to testify by deposition in accordance with Rule 26(a)(3)(A)(ii); (5) the factual contentions of each party; and (6) the triable issues as contended by each party. While preparation of the final pretrial order shall be the responsibility of all counsel and unrepresented parties, counsel for the plaintiff, or if the plaintiff is unrepresented, counsel for the first-named defendant, shall distribute a **proposed final draft** to all other counsel and unrepresented parties on or before **October 3, 2012**. Unresolved objections shall be noted in the proposed final pretrial order, but disagreements concerning the content of the final draft shall be resolved before the final pretrial conference, at which time the parties shall present a complete and endorsed proposed draft of the final pretrial order. Failure to comply with the requirements of this paragraph may result in the imposition of sanctions pursuant to Rule 16(f).

8. Trial **by jury** has been demanded. Proposed *voir dire* and two sets of jury instructions (TYPED IN CAPITAL LETTERS), shall be **delivered** to the Clerk on or before **October 9, 2012**.

9. Motions

a. Disposition of **motions for summary judgment** is left to the discretion of the court, and such motions may or may not be addressed prior to trial.

b. Counsel must file a brief in support of their motion or response to a motion as required by Local Civil Rule 7(F).

c. Briefs may not exceed the page limits set by Local Civil Rule 7(F)(3) without an order of the court.

d. Counsel filing a dispositive or partially dispositive motion against a pro se party must comply with the notice requirements of Local Civil Rule 7(K).

e. The original signature of counsel of record must be on all pleadings and motions filed with the court. Local counsel are required to sign the pleading. See Local Civil Rule 83.1(F) for counsel's responsibilities.

10. **ADR** has neither been requested nor ordered in this case. If the parties agree upon a settlement, counsel for one of the parties shall immediately notify the court by facsimile mail directed to the clerk's office with copies to all other counsel of record. If an endorsed dismissal order is not received within eleven (11) days of receipt of the facsimile notice by the clerk, the court may enter an order dismissing the case with prejudice and retaining jurisdiction to enforce the settlement.

11. The Court notes the appearance of Robert L. Burns, Esquire, Finnegan, Henderson, Farabow, Garrett & Dunner, LLP, 901 New York Avenue, N.W., Washington, D.C. 20001-4413, Telephone No. 202-408-4000, as counsel of record for defendant/counter claimant AOL, Inc.

12. The name of the defendants/counter claimants, AOL, Inc. and Google, Inc., should be written AOL Inc. and Google Inc., it is ORDERED that all pleadings be, and they hereby are, changed to indicate the corrected name of the defendants/counter claimants.

13. **Claim Construction**

a. A Markman Hearing has been scheduled in this matter on **June 4, 2012 at 10:00 a.m.,** at Norfolk.

b. The parties shall simultaneously exchange a list of claim terms to be construed, identifying any claim element that the party contends should be governed by 35 U.S.C. § 112(6) on or before **March 14, 2012.**

c. The parties will simultaneously exchange a preliminary proposed construction of each claim term the parties collectively have identified for claim construction purposes on or before **March 21, 2012.** The parties shall also, for each element which any party contends is governed by 35 U.S.C. § 112(6), identify the structure(s), act(s), or material(s) corresponding to that element. The parties shall also identify all references from the specification or prosecution history that support its construction and an identification of any extrinsic evidence known to the party on which it intend to rely either to support its proposed claim construction or to oppose any other party's proposed claim construction, including, but not limited to, as permitted by law, dictionary definitions, citations to learned treatises and prior art, and testimony of percipient and expert witnesses.

d. The Court will construe no more than **ten (10) terms**.

e. The parties will simultaneously file opening claim construction briefs of no longer than thirty (30) pages, including any expert declarations, in support of constructions for claim terms at issue, on or before **April 12, 2012.**

f. The parties will simultaneously file reply briefs on claim construction of no longer than twenty-five (25) pages on or before **May 3, 2012.** The parties will inform the Court in conjunction with these filings whether they believe expert testimony will be necessary at the claims construction stage and, if so, who the parties intend to use as experts, specifically identifying their areas of expertise and the anticipated scope of their testimony. Along with such submission, the parties shall provide the Court will a copy of each expert's curriculum vitae.

g. The parties shall prepare and file joint claim construction and prehearing statement that identifies both agreed and disputed terms on or before **May 17, 2012.**

(1) the joint statement shall note the anticipated length of time necessary for the claim construction hearing and whether any party proposes to call witnesses.

(2) The joint statement shall include a proposed order addressing how the parties propose to present their arguments at the claim construction hearing, which may be term-by-term or party-by-party, depending on the issues in the case.

(3) The joint statement shall include a joint claim construction chart, noting each party's proposed construction of each term, and supporting evidence. The parties must identify the following in the joint statement:

(i) the construction of agreed claims and terms;

(ii) each side's construction of disputed claims and terms, if any;

(iii) if disputed claims and terms exist, each proposed witness at the claim construction hearing together with a brief description of the witness's testimony.

14. The following named counsel shall be responsible for personally conducting the required F.R.Civ.P. 37(a)(1) conference prior to requesting court action; signing any motion of brief related to a discovery matter and arguing the discovery matter before the Court: Kenneth Brothers on behalf of the plaintiff, Robert Burns on behalf of defendant AOL Inc., and David Perlson on behalf of defendants Google Inc., IAC Search & Media, Inc, Gannett Company, Inc. and Target Corporation.

/s/

Raymond A. Jackson
United States District Judge

Date: February 13, 2012